Reed’s Inc. Announces Second Quarter Results

LOS ANGELES, CA—(August 14, 2017) - Reed’s, Inc. (NYSE American: REED), owner of the nation’s leading portfolio of handcrafted, all-natural beverages, today announced the financial results for its fiscal second quarter ended June 30, 2017.

Select Financial Information for Second Quarter 2017 versus Second Quarter 2016

●	Second quarter net sales revenue decreased 19% to $8.9 million from $11.0 million.
●	Net sales revenue of ‘Core Brands’ defined as Reed’s, Virgil’s and branded sparkling beverages decreased 9%.
●	Gross margin of all products decreased to 19% from 24%.
●	Total operating expenses decreased 3%. Sales and marketing expenses decreased 24% which outpaced the decline in net sales. Delivery and handling expenses decreased 18% which were in line with the decline in volume. General and administrative expenses increased 35%, driven primarily by employee transition costs of $183,000 and additional legal and filing costs of $117,000.
●	Interest expense and bank related charges increased to $995,000 from $416,000. The increase is primarily due to the cost of the April 21 convertible note accrued interest and debt discount amortization of $501,000.
●	Non-cash warrant and financing costs totaled $2,321,000. This amount consists of the $978,000 cost of warrant modification and financing costs related to the convertible note, offset by a derivative gain in the second quarter of $3,299,000.

Operational and Marketing Highlights

●	Val Stalowir announced as Chief Executive Officer in July 2017
●	Stefan Freeman announced as Chief Operating Officer in July 2017
●	Management’s corrective operational initiatives in 2017 drove continued improvement in gross margins which were 13% in Q1, 19% in Q2 and in July reached 23%.
●	Renewed focus on core brands Reed’s and Virgil’s have reversed recent sales declines and in July posted double digit net sales growth.
●	Company believes it has regained its previously lost shelf space in the conventional channel and anticipates closing the small gap remaining in the natural channel by year end.
●	Successful Rite Aid test launch of Reed’s Extra Ginger Brew, Virgil’s Root Beer & Virgil’s Cream in 1,000+ stores results in brand’s expansion to 4,000 locations.
●	Reed’s expands its UK presence with launch of Virgil’s Root Beer, Cream and Black Cherry at 400+ Tesco locations. Tesco is the 3rd largest retailer in the world by profit.
●	Reed’s begins its renewed focus on the ‘on-premise’ channel through securing a partnership with MS Walker Fine Wine & Spirits Distributors in Massachusetts and Rhode Island.
●	Reed’s Stronger, Extra and Original authorized in planograms of 300+ stores in the Albertson’s Southwest Division including Safeway and VONS.
●	Reed’s Stronger, Extra and Premium, and Virgil’s Root Beer, Cream and Orange Cream authorized in 150+ Shaw’s stores in the Northeast
●	Reed’s Stronger and Original Ginger Brews authorized at all 50 Vallarta Supermarkets in Southern California
●	Reed’s Extra Ginger Brew and Virgil’s Root Beer 12 packs are now authorized at 200+ Smart and Final stores in the states of California, Nevada, Arizona, Idaho, Oregon and Washington.

Val Stalowir, CEO of Reed’s, Inc. stated, “Our second quarter 2017 results continue to reflect the Company’s operational challenges and the prior lack of focus on the core brands. The current management team has initiated a multi-pronged turnaround plan that we believe will continue to deliver improved results in the coming quarters. Management has successfully eliminated over 70 SKU’s since the start of 2017 which reduces the Company’s working capital needs and will allow the Company to focus all available resources on reaccelerating growth of the core product line. A total of 71% of the volume loss during the second quarter was driven by what is now defined as “Non-Core” products such as Kombucha, private label and candy. We have ramped up the Los Angeles plant to run 2 shifts 6 days a week which is significantly reducing idle plant charges and increasing core product shipments to our West Coast customers. In July we announced Stefan Freeman as our new Chief Operating Officer. Stefan is evaluating our entire supply chain line by line and vendor by vendor and is developing a plan to increase efficiency and improve our margins and overall profitably. The Company is also exploring strategies to move to a simpler, asset light operating model that would direct more resources towards sales and marketing. Reed’s and Virgil’s are leading brands in growing categories and our plan is to capture more than our fair share of growth moving forward by bringing new innovation to our iconic brands and categories. These initiatives include a complete brand refresh and bottle upgrade for both brands, the launch of 12oz slim cans to better pursue underdeveloped channels, the renewed focus on Reed’s Ginger Brew in the bar and restaurant channel and the launch of a new and greatly improved No Sugar line of Virgil’s all natural handcrafted sodas. Chris Reed and his team have done an incredible job developing what I call the 2.0 of all natural sweeteners that deliver the bold taste of full sugar with only 5 calories. There is tremendous upside in the Reed’s and Virgil’s brands and I am confident we have the team and plans in place to begin to realize their true potential and drive improved shareholder value,” Mr. Stalowir concluded.

The Company will conduct a conference call at 5:00 PM EDT today, August 14th, to discuss its 2017 fiscal second quarter results. To participate in the call, please dial the following number 5 to 10 minutes prior to the scheduled call time:

Domestic callers should dial (888) 224-7957

International callers should dial +1 (303) 223-2697

A replay of the call will be available by the following day in the investor relations section of the Company’s website at: http://www.reedsinc.com/investors/.

REED’S INC.

CONDENSED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash	$251,000	$451,000
Trade accounts receivable, net of allowance for doubtful accounts, returns and discounts of $282,000 and $256,000, respectively	2,730,000	2,485,000
Inventory, net of reserve for obsolescence of $180,000 and $115,000, respectively	7,917,000	6,885,000
Prepaid and other current assets	283,000	500,000
Total Current Assets	11,181,000	10,321,000
Property and equipment, net of accumulated depreciation of $5,122,000 and $4,863,000, respectively	8,250,000	7,726,000
Brand names	805,000	805,000
Total assets	$20,236,000	$18,852,000

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$6,690,000	$5,959,000
Accrued expenses	345,000	215,000
Advances from officers	277,000	-
Line of credit	4,589,000	4,384,000
Current portion of long term financing obligations	197,000	190,000
Current portion of capital leases payable	171,000	183,000
Current portion of bank notes	953,000	953,000
Total current liabilities	13,222,000	11,884,000

Other long term liabilities
Other liabilities	123,000	130,000
Long term financing obligation, less current portion, net of discount of $774,000 and $825,000, respectively	1,317,000	1,363,000
Capital leases payable, less current portion	360,000	438,000
Bank notes, net of discount $0 and $78,000, respectively	6,365,000	5,919,000
Convertible note, net of discount $2,975,000 and $0, respectively	501,000	-
Warrant liability	1,527,000	775,000
Total Liabilities	23,415,000	20,509,000

Stockholders’ Deficiency
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 19,500,000 shares authorized, 14,013,378 and 13,982,230 shares outstanding	1,000	1,000
Additional paid in capital	30,294,000	29,971,000
Accumulated deficit	(33,568,000)	(31,723,000)
Total stockholders’ deficiency	(3,179,000)	(1,657,000)
Total liabilities and stockholders’ deficiency	$20,236,000	$18,852,000

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three months ended		Six months ended
	2017	2016	2017	2016
Net sales	$8,864,000	$10,992,000	$17,159,000	$20,996,000
Cost of goods sold	7,181,000	8,390,000	14,391,000	16,501,000
Gross profit	1,683,000	2,602,000	2,768,000	4,495,000

Operating expenses:
Delivery and handling expenses	869,000	1,064,000	1,612,000	1,913,000
Selling and marketing expense	728,000	954,000	1,516,000	1,995,000
General and administrative expense	1,259,000	931,000	2,297,000	2,136,000
Total operating expenses	2,856,000	2,949,000	5,425,000	6,044,000

Loss from operations	$(1,173,000)	$(347,000)	$(2,657,000)	$(1,549,000)

Interest expense	(995,000)	(416,000)	(1,513,000)	(794,000)
Financing costs and warrant modification	(978,000)	-	(978,000)	-
Change in fair value of warrant liability	3,299,000	-	3,308,000	-
Net income (loss) basic and diluted	153,000	(763,000)	(1,840,000)	(2,343,000)

Preferred stock dividends	(5,000)	(5,000)	(5,000)	(5,000)
Net income (loss) attributable to common stockholders	$148,000	$(768,000)	$(1,845,000)	$(2,348,000)

Weighted average number of shares outstanding – basic	14,013,378	13,184,000	13,982,230	13,184,000
Income (loss) per share – basic and diluted	$0.01	$(0.06)	$(0.13)	$(0.18)

REED’S, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

For the Six Months Ended June 30, 2017

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid	Accumulated	Total Shareholder
	Shares	Amount	Shares	Amount	In Capital	Deficit	Deficiency
Balance, December 31, 2016	13,982,230	$1,000	9,411	$94,000	$29,971,000	$(31,723,000)	$(1,657,000)

Fair value of vesting of options to employees and directors					228,000		228,000
Fair value of common shares issued for services	29,508				90,000		90,000
Preferred dividends paid in common stock	1,640				5,000	(5,000)	-
Net loss						(1,840,000)	(1,840,000)
Balance, June 30, 2017	14,013,378	$1,000	9,411	$94,000	$30,294,000	$(33,568,000)	$(3,179,000)

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2017 and 2016

(Unaudited)

	6/30/2017	6/30/2016
Cash flows from operating activities:
Net loss	$(1,840,000)	$(2,343,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	813,000	477,000
Increase (decrease) in allowance for doubtful accounts	26,000	(50,000)
Fair value of vested stock options issued to employees and directors	228,000	302,000
Fair value of common stock issued for services	90,000	-
Fair value of warrants recorded as financing costs	978,000	-
Change in fair value of warrant liability	(3,308,000)	-
Changes in operating assets and liabilities:
Accounts receivable	(271,000)	(600,000)
Inventory	(1,032,000)	204,000
Prepaid Inventory	217,000	(529,000)
Prepaid expenses and other assets	-	196,000
Accounts payable	731,000	(1,785,000)
Accrued expenses	159,000	24,000
Accrued interest on convertible note	76,000	-
Payment of other long term obligations	(37,000)	-
Net cash provided (used) by operating activities	(3,170,000)	(4,104,000)
Cash flows from investing activities:
Purchase of property and equipment	(60,000)	(78,000)
Net cash used in investing activities	(60,000)	(78,000)
Cash flows from financing activities:
Advances from officers	500,000	-
Repayment of amounts due to officers	(223,000)	-
Proceeds from sale of common stock	-	2,239,000
Proceeds from issuance of convertible note	3,083,000	-
Proceeds from stock option and warrant exercises	-	45,000
Principal payments on capital expansion loan	(355,000)	-
Principal repayments on long term financial obligation	(90,000)	(76,000)
Principal repayments on capital lease obligation	(90,000)	(87,000)
Net repayments on existing line of credit	205,000	1,214,000
Net cash used in financing activities	3,030,000	3,335,000
Net decrease in cash	(200,000)	(847,000)
Cash at beginning of period	451,000	1,816,000
Cash at end of period	$251,000	$969,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$861,000	$843,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$723,000	$1,307,000
Property and equipment acquired through capital lease obligations	-	$86,000
Fair value of warrants granted as debt discount		$54,000
Dividends payable in common stock	$5,000	$5,000
Debt discount on note recognized as warrant liability	$3,083,000	-

MODIFIED EBITDA SCHEDULE

	Three months ended June 30,
	2017	2016
	(unaudited)	(unaudited)
Net income (loss)	$153,000	$(763,000)

Modified EBITDA adjustments:
Depreciation and amortization	194,000	219,000
Interest expense	995,000	416,000
Stock option and warrant compensation	178,000	133,000
Financing costs	978,000	-
Change in fair value of warrant liability	(3,299,000)	-
Total EBITDA adjustments	$(954,000)	$768,000

Modified EBITDA	$(801,000)	$5,000

About Reed’s, Inc.

Established in 1989, Reed’s has sold over 500 million bottles of its category winning hand-brewed craft beverages. Reed’s is America’s #1 selling Ginger Beer brand and has been the leader and innovator in the ginger beer category for decades. The company is the maker of some of the best-selling all natural, handcrafted beverages in the natural and specialty foods channel. Reed’s portfolio is sold in well over 20,000 natural, specialty, mainstream and independent supermarkets nationwide. Additionally, Reed’s products are sold through accounts within the drug, club, mass, and convenience store channels as well as on-premise accounts that include bars and restaurants nationwide. The Reed’s and Virgil’s brands can also be found in a growing number of international markets. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry. Reed’s Ginger Brews are hand brewed, not formulated and use more than a million pounds of fresh ginger combined with spices and fruit juices every year. Reed’s Ginger Brews deliver a delicious and intense ginger bite and burn that can only come from fresh ginger root. The company applied its same handcrafted brewed approach and focus on high quality ingredients to its award-winning Virgil’s Root Beer. The Virgil’s line of all natural, handcrafted beverages is the top-selling craft soda in the natural food channel and is one of the leading brands within the fast-growing craft soda category.

For more information about Reed’s, please visit the Company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Twitter at http://twitter.com/reedsgingerbrew

Reed’s Facebook Fan Page at https://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Reed’s, Inc.

Investor Relations

(310) 217-9400 ext. 6

Email: ir@reedsinc.com

www.reedsinc.com